EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-157760-02, on Form S-3; in Amendment No. 2 to Registration Statement No. 333-166218 on Form S-4 of our reports dated September 28, 2010, relating to the financial statements and financial statement schedule of Ferrellgas, L.P., and the effectiveness of Ferrellgas, L.P.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ferrellgas, L.P. for the year ended July 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 28, 2010